UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

ARTHROCARE CORPORATION
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100 Austin, TX 78735 (Address of principal executive offices, including zip code)
(512) 391-3900 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

ArthroCare Corporation ("ArthroCare") is pleased to have entered a Settlement Agreement and Release (the "Settlement Agreement") with State Farm Mutual Automobile Insurance Company, State Farm Fire & Casualty Insurance Company and their affiliates (collectively, "State Farm") regarding prior claims for reimbursement made to State Farm related to cases in which letters of protection were held by ArthroCare subsidiary DiscoCare, Inc. Pursuant to the Settlement Agreement, State Farm and ArthroCare have each released the other and the other's subsidiaries and affiliates generally from any claims, demands, losses and liabilities occurring prior to the date of the Settlement Agreement, other than third party claims. In consideration of the mutual releases, and without admitting any liability or wrongdoing, ArthroCare has agreed to pay State Farm an aggregate of $2,500,000. In addition, ArthroCare has agreed that it will not seek payment from State Farm on any pending SpineWand® claims for which the SpineWand surgical device was provided in exchange for a letter of protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: June 1, 2009	By:	/s/ David Fitzgerald
David Fitzgerald Acting President and Chief Executive Officer